NOTICE OF
                                     2001
                             ANNUAL STOCKHOLDERS
                                   MEETING
                                      &
                               PROXY STATEMENT



Time:			Tuesday, June 19, 2001
				9:30 a.m., local time

Place:			Standard Management Corporation
				10689 N. Pennsylvania Avenue
				Indianapolis, Indiana 46280

Meeting Matters: 	1. To elect three class III directors to the
				Board of Directors of SMC for a term of three years.

				2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Who Can Vote:		You can vote if you were a stockholder of
				record on April 25, 2001.

Annual Report:		A copy of our 2000 Annual Report is enclosed.

Date of Mailing:	This notice and the proxy statement are first
				being mailed to stockholders on or about May
				3, 2001.





                   By order of the Board of Directors
        Stephen M. Coons, Executive Vice President and Secretary










To our Stockholders:


     You are cordially invited to attend the 2001 Annual Meeting of Stockholders which will be held on Tuesday, June 19, 2001 at 9:30 a.m., local time at the new Company headquarters in Indianapolis, Indiana.

     The matters to be considered at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement.

     Regardless of your plans for attending in person, you can be sure that your shares are represented at the meeting by promptly voting and submitting your proxy by phone or by completing, signing, dating and returning the enclosed proxy card in the enclosed post-paid envelope. If you attend the Annual Meeting in person and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the 2001 Annual Meeting.



Sincerely,





Ronald D. Hunter
Chairman, President and
Chief Executive Officer




May 3, 2001





Why is this Proxy Statement being furnished to Stockholders?

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Standard Management
Corporation ("SMC" or the "Company") for use at its 2001
Annual Meeting of Stockholders (the "Annual Meeting").

What am I voting on?

To elect three class III directors to the Board of Directors of SMC for a term of three years.

Who is entitled to vote?

Each stockholder of record of Common Stock of the Company (the "Common Stock") at the close of business on April 25, 2001 (the "Record Date") is entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each voting matter.

What constitutes a quorum at the meeting?

A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. On April 12, 2001, there were 7,545,156 shares of Common Stock outstanding and entitled to vote.

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose applicable to the meeting, during normal business hours, for a period of ten days prior to the meeting at the principal executive offices of the Company located at 10689 N. Pennsylvania Avenue, Indianapolis, Indiana 46280. The telephone number at the address is (317) 574-6224.

How do I vote before the meeting?

You have two voting options:

* By telephone, following the instructions on your proxy card; or
* By mail by completing, signing and returning the enclosed proxy card.

The proxies will vote your shares according to your instructions.


Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person.
Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote your proxy by telephone or by mail, prior to the meeting.

What if I return my proxy card but do not provide voting instructions?

If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as set forth in this Proxy Statement. A proxy may indicate that all or a portion of the shares represented thereby are not being voted by the stockholder with respect to a particular matter. Any such non-voted shares will be considered present for the purpose of determining the presence of a quorum.

How can I revoke my proxy?

You may revoke your proxy at any time prior to voting at the Annual Meeting by (1) delivering written notice to Stephen M.
Coons, the Secretary of the Company, (2) by submitting a subsequently dated proxy or (3) by attending the Annual Meeting and voting in person.

What is the makeup of the Board of Directors?

Under the Company's Bylaws, the Board of Directors consists of nine persons and is divided into three classes, each of whose members serves for a three-year term. At the Annual Meeting, stockholders will elect three Class III Directors. The terms of the current Class III Directors expire with this Annual Meeting of stockholders.

How are Directors elected?

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the three nominees recommended by the Board of Directors and named below. Stockholders do not have the right to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, non-votes with respect to the election of directors will not affect the outcome of the election of directors.

Who are this year's nominees?

John J. Dillon, 41, Director
* Business Consultant
* Chief Administrative Officer of Analytical Surveys, Inc. from
  1997 to 2000
* Director of the Hoosier Lottery from 1993 to 1997
* Insurance Commissioner from 1989 to 1991

Ronald D. Hunter, 49, Chairman of the Board, Chief Executive
Officer and President of the Company
* Chairman of the Board and Chief Executive Officer of Standard
  Life Insurance Company of Indiana ("Standard Life") since 1987
* Held management and sales positions with:
  * Conseco, Inc. from 1981 to 1986
  * Aetna Life & Casualty Company from 1978 to 1981

Edward T. Stahl, 54, Executive Vice President, Chief
Administrative Officer and Director of the Company
* Secretary of Standard Life since 1993
* President and Chief Operations Officer of Standard Life from
  1988 to 1993
* Director of Standard Life since 1987
* Served in various capacities in the insurance industry since
  1966 and is a member of several insurance associations

The Board of Directors recommends a vote FOR election of these nominees as directors of the Company.

How long will this year's nominees serve?

The nominees for Class III Directors, if elected, will serve three years until the 2004 Annual Meeting of stockholders and until their successors have been elected and qualified.

What if a nominee is unable or declines to serve?

In the event that any nominee for the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy, or the number of directors constituting the full Board of Directors may be reduced. It is not expected that any nominee will be unable or will decline to serve as a director.


Can a Stockholder nominate a person for election to the Board of Directors?

A stockholder of the Company may nominate a person for election to the Board of Directors. To do so, such stockholder must provide written notice which contains the information required by the Company's Bylaws, to the Secretary of the Company. Any such notice must be received at the principal executive office of the Company not later than the close of business on June 6, 2001. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them FOR the nominees recommended by the Board of Directors.

Who are the directors who will continue to serve?

Class I - Serving Until 2002 Annual Meeting

Robert A. Borns, 65, Director since 1996
* Chairman of Correctional Management Company, L.L.C. since 1996
* Chairman of Borns Management Corporation since 1962
* Board of Director's Member of:
  * IPALCO Enterprises, Inc.
  * Indianapolis Power & Light Company
  * Artistic Media Partners, Inc.
  * Mid-America Capital Resources Corporation
* Board of Trustees Member of:
  * Indianapolis Museum of Art
  * Indianapolis Symphony Orchestra
  * Indiana University Foundation
  * St. Vincent Hospital Advisory Board

Jerry E. Francis, 51, Director since 1998
* President of Savers Marketing Corporation since 1998
* Senior Vice President and Director of Savers Life Insurance
  Company ("Savers") from 1991 to 1998
* Director of Operations of Savers from 1982 to 1998
* Received MBA from Wake Forest University in 1982

Raymond J. Ohlson, 50, Executive Vice President, Chief Marketing
Officer and Director of the Company
* President of Standard Life since 1993
* President and Director of Standard Marketing Corporation
  ("Standard Marketing") since 1991
* Earned CLU designation in 1980
* Life member of the Million Dollar Round Table

Class II - Serving Until 2003 Annual Meeting

Stephen M. Coons, 60, Executive Vice President, General Counsel,
Secretary and Director of the Company
* Counsel to the law firm of Coons, Maddox & Koeller from 1993 to
  1995
* Partner with the law firm of Coons & Saint from 1983 to 1993
* Indiana Securities Commissioner from 1978 to 1983.
* Practicing law for 30 years

Martial R. Knieser, 58, Director since 1990
* Director of Laboratories of St. Vincent Mercy Hospital, Elwood,
  Indiana
* Medical Director of Stat Laboratory Services from 1989 to 1999
* Medical Director of Standard Life since 1987
* Director of Laboratories of Community Hospital Indianapolis from
  1978 to 1991

P.B. (Pete) Pheffer, CPA, 50, Executive Vice President, Chief
Financial Officer and Director of the Company
* Senior Vice President - Chief Financial Officer and Treasurer of Jackson National Life Insurance Company from 1994 to 1996
* Senior Vice President - Chief Financial Officer of Kemper Life
  Insurance Companies from 1992 to 1994
* Received MBA from the University of Chicago in 1988


How many times did the Board meet in 2000?

The Board of Directors met five times in 2000, each time pursuant to a regularly scheduled meeting. Directors attended 100% of the meetings of the Board of Directors or committees on which they served.

What are the committees of the Board?

It is the primary responsibility of the Board of Directors to oversee the management of the business of the Company. To assist in carrying out its responsibilities, the Board of Directors has established the following four standing committees:






                                                         Number of
Name of Committee                                      Meetings in
and Members                 Functions of the Committee        2000

Executive:
Ronald D. Hunter, Chair * Acts for the Board of Directors in the 1
Stephen M. Coons          management of the business when action
Raymond J. Ohlson         is required between Board of Directors
P.B. (Pete) Pheffer       meetings.
Edward T. Stahl         * Committee meets as necessary.
                        * All actions by committee are reported
                          at the next Board of Directors meeting.
                        * Serves as the nominating committee.

Audit:
John J. Dillon, Chair   * Reviews the results and scope of the   4
Robert A. Borns           audit and other services provided by
Martial R. Knieser        the Company's independent auditors to
                          the Board of Directors.
                        * Monitors the effectiveness of the audit
                          effort and financial reporting as well
                          as the adequacy of financial and
                          operating controls.

Compensation:
Martial R. Knieser      * Approves compensation objectives and   1
Robert A. Borns           policy for all employees.
John J. Dillon          * Responsible for developing and making
			           recommendations to the Board of
                          Directors with respect to the Company's
                          executive compensation policies.
                        * Determines periodically and recommends
                          to the Board of Directors the base cash
                          compensation for the Chief Executive
                          Officer and other executive officers of
                          the company.

Incentive Stock Option:
The entire Board of     * Reports to stockholders on executive   1
Directors.	                compensation items as required by the
                          Securities and Exchange Commission.
  			         * Has responsibility for granting stock
                          options to eligible members of
                          management under, and otherwise
				      administers the Amended and Restated
                          1992 Stock Option Plan (the "Stock
                          Option Plan").


How are Directors compensated?

Cash compensation:

* Each non-employee director of the Company receives an annual cash retainer of $10,000.
* Non-employee directors of the Company receive $1,000 per Board of Directors or Board of Directors Committee meeting attended in person.
* All non-employee directors are reimbursed for expenses incurred in connection with their services as directors.


Stock compensation:

* Pursuant to the Stock Option Plan, each non-employee director is entitled to receive, on the date of each Annual Meeting, an immediately exercisable option to purchase 500 shares of Common Stock at a purchase price equal to the fair market value of Common Stock on the date of the grant.
* The Board of Directors may vary, from year to year, the number of shares subject to options granted to each non-employee director, provided that such number may not be less than 500.
* Each such option will be exercisable for ten years and may terminate earlier upon termination of directorship.
* Effective June 10, 2000, the Board of Directors granted options to its non-employee directors as follows:
       * Mr. Borns - 500
       * Mr. Dillon - 500
       * Dr. Knieser - 500
* The Stock Option Plan also provides that each non-employee director is entitled to receive an option to purchase 500 shares of Common Stock upon commencement of service as a director. Officers of the Company do not receive an annual retainer, meeting fees, shares of Common Stock or other compensation for service as directors of the Company or for service on Committees of the Board of Directors.

Are other fees/compensation paid to Directors?

Dr. Martial R. Knieser, a director, also serves as our medical director. For these services, Dr. Knieser was paid $61,940 in 2000.


The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

John J. Dillon, Audit Committee Chair
Robert A. Borns, Audit Committee Member
Martial R. Knieser, Audit Committee Member





The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What is the philosophy behind executive compensation?

The objectives of the Company's executive compensation program are to:

* Support the achievement of desired Company performance.
* Provide compensation that will attract and retain superior talent and reward performance.
* Align the executive officers' interests with the success of the Company by placing a portion of pay at risk with payout dependent upon corporate performance.

The executive compensation program provides an overall level of compensation opportunity believed to be competitive within the life insurance industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term performance of the Company as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.


What are the components of executive compensation?

The Company's executive officer compensation program is comprised of three major components, all of which are intended to attract, retain and motivate highly effective executives.

1. Base Salary. Base salary levels for the Company's executive officers are competitively set relative to companies in the insurance industry and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company. These salaries are embodied in employment agreements negotiated with the Company's executive officers. See "- Executive Compensation - Employment Agreements."

2. Cash Incentive Compensation. Cash incentive compensation is designed to motivate executives to attain short-term and long-term corporate goals. Annual cash bonuses depend upon attainment of specified business goals. The compensation Committee's policy is to have a significant portion of an executive's total potential cash compensation tied to the Company's overall expected performance.

3. Long-term Incentive Compensation. Long-term incentive compensation is provided to executives and other employees through the Stock Option Plan. The objectives of the Stock Option Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant, long-term ownership position in Common Stock.

The Stock Option Plan authorizes a grant of stock options, within the total number of shares authorized, to eligible officers and other key employees. The amount of Common Stock subject to any award made under the Stock Option Plan is a function of salary and position in the Company. As with the determination of base salaries and cash incentive compensation, the Incentive Stock Option Plan Committee exercises subjective judgment and discretion in view of its general policies. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercise are entirely dependent on the long-term growth of the Company's stock price. Awards are made at a level calculated to be competitive within the life insurance industry as well as a broader group of companies of comparable size and complexity.

How are limitations on the deductibility of compensation handled?

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a public company's compensation deduction with respect to certain highly-compensated executives in excess of $1,000,000 unless certain conditions are satisfied. The Company presently believes that this provision is unlikely to become applicable in the near future to the Company because the levels of base salary and annual cash incentive compensation of the Company's executive officers are substantially less than $1,000,000 per annum. Therefore, the Company has not taken any action to adjust its compensation plans or policies in response to Section 162(m).


What other benefits are available to the Executive Officers?

The Company provides programs to the executive officers that are generally available to all employees of the Company including a 401(k) plan and medical benefits.

How is the Chief Executive Officer compensated?

Mr. Hunter was appointed to the position of Chairman of the Board, Chief Executive Officer and President during 1989. The compensation of Mr. Hunter is established by the terms of his employment contract. Under his employment contract, a portion of his cash compensation is tied directly to the Company's financial performance, because his annual cash bonus is a fixed percentage (3 percent) of the Company's annual gross operating income.
During 2000, Mr. Hunter's annual base salary rate was increased from $337,746 to $346,527. Mr. Hunter's incentive bonus in 2000 was $332,476 in accordance with his employment agreement.

Who prepared this report?

This report has been furnished by the members of the Compensation
Committee
* Martial R. Knieser, Chairman
* Robert A. Borns
* John J. Dillon


The following table sets forth the annual and certain other components of the compensation paid to Mr. Hunter, Chairman, Chief Executive Officer and President of the Company, and the four other highest-paid executive officers of the Company during fiscal year 2000 (the "Named Executive Officers") for the Company's last three fiscal years:


                            SUMMARY COMPENSATION TABLE

								    LONG TERM COMPENSATION
                        ANNUAL COMPENSATION		  AWARDS
				  		                Securities All Other
	            Fiscal		          Other Underlying Compensa-
Name and          Year  Salary   Bonus    (1)    Options tion (2)
Principal Position

Ronald D. Hunter  2000 $346,527 $332,476 $48,948    --   $29,845
 Chairman of the  1999  337,746  356,968  45,570 180,000  30,892
 Board, CEO and   1998  332,755  306,221  45,579    --    29,045
 President

Raymond J. Ohlson 2000  237,255  166,238    --      --    19,840
  Executive Vice  1999  231,243  178,484    --    67,500  22,993
  President       1998  227,826  153,111    --      --    21,240
  Chief Marketing
  Officer

P.B.(Pete)Pheffer 2000  237,255  166,238    --      --    19,394
  Executive Vice  1999  231,243  178,484    --   142,500  19,874
  President       1998  204,200  153,111    --      --    15,658
  Chief Financial
  Officer

Stephen M. Coons  2000  208,278  166,238    --      --    16,789
  Executive Vice  1999  203,000  178,484    --    67,500  13,191
  President       1998  200,000  153,111    --      --    10,897
  General Counsel
  and Secretary

Edward T. Stahl   2000  161,415  166,238    --      --    12,800
  Executive Vice  1999  157,325  178,484    --    67,500  12,400
  President       1998  128,219  153,111    --      --    10,856
  Chief
  Administrative
  Officer
_____________________
(1)	Amounts include imputed interest on an interest-free loan
made to Mr. Hunter in 1997. The balance of the loan at December 31, 2000 is $775,000.

(2)	Amounts reported for fiscal year 2000 were as follows:


                                     Key Man   Disability
                       401K         Insurance  Insurance  Travel
 	Name           Contribution     Premiums   Premiums Allowance

   Ronald D. Hunter   $6,800         $4,090 	     $6,955   $12,000
   Raymond J. Ohlson   6,800          1,585        5,455     6,000
   P.B. (Pete) Pheffer 6,800            930    	 5,664 	 6,000
   Stephen M. Coons    6,800          2,408        1,581 	 6,000
   Edward T. Stahl     6,800             --           -- 	 6,000


No stock options were exercised by Named Executive Officers during fiscal year 2000. The following table sets forth information with respect to Named Executive Officers concerning unexercised options held as of the end of fiscal year 2000.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION VALUES

									 Value of Unexercised
			Number of Securities Underlying    In-the Money
               Unexercised Options at FY-End  Options at FY-END($)
Name		     Exercisable Unexercisable Exercisable Unexercisable
Ronald D. Hunter  628,095 	 60,000 	     -- 	         --
Raymond J. Ohlson 327,455		 22,500	     --	         --
P.B.(Pete)Pheffer 245,000	      47,500	     --	         --
Stephen M. Coons  242,760	      22,500	     --	         --
Edward T. Stahl   234,570      22,500	     --	         --

The following table sets forth certain information concerning the repricing of stock options held by any executive officer during the five completed fiscal years since the Company became a reporting company under the Exchange Act. The
Company has not issued any SARs.


                             TEN-YEAR OPTION PRICING

                                   Market
                                    Price                Length of
                                     of   Exercise        Original
                         Number of  Stock  Price          Option
                         Securities  at     at             Term
                         Underlying Time   Time           Remain-
                           Options  of      of             ing at
                            /SARs  Repri- Repricing       Date of
                           Repriced cing or or      New  Repricing
                             or    Amend- Amend-  Exercise   or
                     Date  Amended   ment   ment   Price Amendment
Ronald D. Hunter	5/1/96 105,000 $4.375  $9.41  $7.238 86 months
Chairman of the             99,645	 4.375   7.62	 7.238 91 months
Board
CEO and President

Raymond J. Ohlson	5/1/96  26,250	 4.375  12.38	 7.238 82 months
Executive Vice              39,375	 4.375   9.41	 7.238 86 months
President and               37,380	 4.375   7.62	 7.238 91 months
Chief Marketing
Officer

Stephen M. Coons	5/1/96  26,250	 4.375   9.41	 7.238 86 months
Executive Vice              24,885	 4.375   7.62	 7.238 91 months
President,
General Counsel and
Secretary

Edward T. Stahl  	5/1/96  22,050	 4.375   9.41	 7.238 86 months
Executive Vice              20,895	 4.375   7.62	 7.238 91 months
President and
Chief Administrative
Officer

The Company has employment agreements with Messrs. Hunter, Ohlson, Pheffer, Coons and Stahl (the "Executives").

When do the employment agreements terminate?

* Mr. Hunter's employment agreement terminates on July 1, 2004
* Messrs. Olhson, Pheffer, Coons and Stahl's employment agreements terminate on July 1, 2002

What happens when employment is terminated?

If their employment is terminated, for a period of one year thereafter, each shall not:

* Sell or attempt to sell, within Indiana, any type of insurance products marketed by the Company
* Sell or attempt to sell any types of insurance products marketed by the Company to any customer of the Company, and
* Within Indiana, own, be employed by, or be connected in any manner with any business similar to the type of business of the Company

What is the agreement on technical information developed by the Executives?

* During the employment term and for a period of six months thereafter, each will assign to SMC or its nominees all of his right, title and interest in and to all technical information that each makes, develops or conceives.

What is the agreement on termination of employment due to a change in control?

* Following a termination of any of Messrs. Hunter, Ohlson, Pheffer, Coons or Stahl's employment with the Company in the event of a change-in-control, each would be entitled to receive a lump sum payment equal to the amount determined by multiplying the number of shares of Common Stock subject to unexercised stock options previously granted by the Company and held by Messrs. Hunter, Ohlson, Pheffer, Coons or Stahl on the date of termination, whether or not such options are then exercisable, and the highest per share fair market value of the Common Stock on any day during the six-month period ending on the date of termination.
* Upon payment of such amount, such unexercised stock options will be deemed to be surrendered and canceled.
* In the event of a change-in-control of the Company whereby the executive's employment is terminated, the executive is entitled to a lump sum payment equal to his average annual compensation times 299%.

What are the salary and bonus agreements?

* Mr. Hunter receives a bonus equal to 3% of the annual operating income of the Company but not less than 10% of his annual salary.
* Messrs. Ohlson, Pheffer, Coons and Stahl receive bonuses equal to 1 1/2% of the annual gross operating income of the Company but not less than 10% of their annual salaries.
* The salaries for 2000 are in accordance with the schedule provided on page 9 and increase annually based on the Consumer Price Index ("CPI").

Performance Graph

The following performance graph reflects a five-year comparison of cumulative total shareholder return on the assumption that $100 was invested on December 31, 1995 in each of i) the Company's common stock, ii) the Russell 2000 index and iii) the NASDAQ Insurance Stock Index.

** Performance graph comparing SMC stock, Russell 2000 index and NASDAQ index**

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock:
* By each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock
* By each of the Company's directors
* By each of the Company's Named Executive Officers
* By all directors, Named Executive Officers and principal stockholders of the Company as a group.


This information is as of March 31, 2001 based upon Schedules 13-G filed with the Securities and Exchange Commission.

                              Number of Shares
       Name 	                   Owned (1)         Percent (2)

Ronald D. Hunter	             909,803(3)		    11.05%
   10689 N. Pennsylvania Avenue
   Indianapolis, Indiana 46280

Raymond J. Ohlson 	             417,488               5.26

Martial R. Knieser 	             396,678(4)			5.19

Stephen M. Coons 	             301,439(5)			3.86

Edward T. Stahl 	             285,817			     3.67

P.B. (Pete) Pheffer              272,160			     3.49

Robert A. Borns 	             148,323			     1.94

Jerry E. Francis 	             64,058                  --*

John J. Dillon                   19,500			       --*

All directors, Named Executive
Officers and principal
stockholders as a group
(nine persons)                   2,815,266	         29.32

Dimensional Fund Advisors, Inc   551,585(6)			6.81
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California  90401

_____________________________
* Less than one percent

(1)	Except as otherwise noted below, each person named in the
table possesses sole voting and sole investment power with respect to all shares of common stock listed in the table as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to the exercise of outstanding options, warrants or convertible securities that are exercisable within 60 days of March 31, 2001 as follows: Mr. Hunter - 686,918, Mr. Ohlson - 386,278, Dr. Knieser - 102,923, Mr. Coons - 266,289, Mr. Stahl -
246,334, Mr. Pheffer - 256,764, Mr. Borns  -  80,823, Mr. Francis
- 19,264, Mr. Dillon - 11,500, directors, Named Executive Officers and principal stockholders as a group - 2,057,093.

(2)	Percentage of total outstanding shares is calculated
separately for each person on the basis of the actual number of outstanding shares as of March 31, 2001 and assumes, for purposes of the calculation, that shares issuable upon exercise of options or warrants exercisable and securities convertible within 60 days held by such person (but no other stockholders) had been issued as of such date. Percentages less than 1% are not indicated.

(3)	Includes 336 shares beneficially owned by Mr. Hunter's child, as to which Mr. Hunter disclaims beneficial ownership.

(4)	Includes 6,153 shares beneficially owned by Dr. Knieser's
spouse and children, as to which shares Dr. Knieser disclaims beneficial ownership.

(5)	Includes 2,100 shares beneficially owned by Mr. Coons' child, as to which shares Mr. Coons disclaims beneficial ownership.

(6)	Information with respect to Dimensional Fund Advisors, Inc.
is based solely on a review of statements on Schedule 13G filed by such entity with the Securities and Exchange Commission.




CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company Charter and Bylaws provide for indemnification of its officers and directors to the maximum extent permitted under the Indiana Business Corporation Law ("IBCL"). In addition, the Company has entered into separate indemnification agreements with some of its directors which may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the maximum extent permitted under the IBCL.

On October 28, 1997, the Company made an interest free loan to Mr. Hunter, Chairman of the Board of the Company, in the amount of $775,000. The loan is repayable within 10 days of Mr. Hunter's voluntary termination or resignation as Chairman and CEO of the Company. In the event of a termination of Mr. Hunter's employment with the Company following a change in control, the loan is deemed to be forgiven.

SMC issued Series A convertible redeemable preferred stock ("Series A Preferred Stock") during 1998. Certain officers and directors purchased 26,000 shares of the Series A Preferred Stock. Purchases were financed by personal loans to the participants from a bank. Such loans were collateralized by the Series A Preferred Stock purchased. The Company guaranteed the loans, but has recourse to the participants if it incurs a loss under the guarantee. A total of 10 directors and officers of the Company and its subsidiaries elected to purchase Series A Preferred Stock. At December 31, 2000, the bank loans guaranteed by the Company totaled $2,600,000. At December 31, 2000, the outstanding principal balances of the bank loans to the directors and named officers which are guaranteed by the Company were as follows: Mr. Hunter, $500,000; Mr. Ohlson, $500,000; Mr. Pheffer, $100,000; Mr.
Coons, $200,000; Mr. Stahl, $100,000; Mr. Borns, $500,000; and Mr.
Francis, $100,000.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Subject to its discretion to appoint alternative auditors if deemed appropriate, the Board of Directors has retained Ernst & Young LLP as auditors for the current fiscal year. This firm has been employed by the Company in that capacity since the Company's formation in 1989. Fees for the last annual audit were approximately $200,000 and all other fees were $40,000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2000 consolidated financial statements.

STOCKHOLDER PROPOSALS

A stockholder of the Company may bring business before the Annual Meeting. To do so, such stockholder must give written notice thereof, containing the information required by the Company's Bylaws, to the Secretary of the Company. Any such notice must be received at the principal executive office of the Company not later than the close of business on May 25, 2001.

The Company's 2002 Annual Meeting is expected to be held in June. In order to be considered for inclusion in the Company's Proxy Statement for its 2002 Annual Meeting, a stockholder's proposal must be received by the Company within a reasonable time before solicitation of proxies for such meeting is made. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons, the Company believes that during fiscal 2000 its Reporting Persons complied with all filing requirements applicable to them.

ANNUAL REPORT

The Company's Annual Report and Form 10-K for 2000 is being mailed to the stockholders with this Proxy Statement, but is not part of the proxy solicitation material.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

The Company will bear the cost of preparing, handling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders, and the actual expense incurred by brokerage houses, fiduciaries and custodians in forwarding such materials to beneficial owners of Common Stock held in their names. The solicitation of proxies will be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of the Company who will receive no additional compensation for such solicitation. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about May 3, 2001.


OTHER BUSINESS

The Board of Directors knows of no other matters, other than those stated above, to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgement.


By Order of the Board of Directors


Stephen M. Coons
Executive Vice President and Secretary